Exhibit 99.1

Avant Diagnostics’ Newly Appointed President & CEO Philippe Goix Provides Update to Shareholders

GAITHERSBURG, MD – September 27, 2017 - Avant Diagnostics, Inc. (“Avant” or the “Company”) (OTC: AVDX), an oncology-focused healthcare technology company commercializing the proprietary Theralink® phospho-protein biomarker platform across multiple cancers, today announced newly appointed President & CEO Philippe Goix is providing the following update to shareholders outlining his assessment of the Company’s potential and the path forward the Company intends to take in order to succeed in commercializing and revamping the Company’s proprietary technologies.

Dear Shareholders,

It is with an incredible sense of purpose based upon 20 years of experience in the diagnostics and life sciences fields that I chose to take on the tremendous challenges and opportunities laying before Avant Diagnostics, Inc. (“Avant” or the “Company”) as President & CEO. In the past 18 months, Avant acquired a set of unique, proprietary technologies that have the potential to substantially improve the practice of medicine in key areas of oncology, neurology, and autoimmune disease.

With the right business model, these technologies can bring tremendous innovation around health and chronic disease management by focusing on delivering better precision medicine to patients. Upon exercise of our exclusive option to the Genetic Health Solution (GHS) platform, we intend to bring precision wellness solutions into our business model. GHS’ platform leverages specific patient wellness blood and urine monitoring information and ties it to nutrition support focused on improving personalized wellness for patients. By supporting all healthcare stakeholders, this unique dual approach we believe will contribute to reducing the staggering cost of chronic disease and cancer care management, a significant portion of the unsustainable 17% burden healthcare component of US GDP. My passion and vision is to turn Avant into a precision health/wellness information company that ultimately benefits three key stakeholders of this complex healthcare cost ecosystem: Patients, Providers and Payers. In addition, Avant’s ultimate objective is to deliver personalized clinical and science-based actionable content to empower and educate patients and consumers to improve their compliance and optimize their health.

In the near-term, Avant will focus on establishing a blood and urine patient monitoring CLIA laboratory to generate revenue and support the commercialization of the Theralink® tumor analysis platform. We will continue academic collaborations to develop its other diagnostic platforms in the areas of neurology and autoimmune disease. Theralink® for Breast Cancer was previously made available to oncologists in the commercial marketplace via the Laboratory Developed Test (LDT) regulatory pathway in a CLIA/CAP certified laboratory environment. This significant milestone for Theralink has provided me with a wealth of supporting information regarding commercialization of the platform, including initial information on reimbursement.

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It has become clear, through my discussions with Key Opinion Leading (KOL) oncologists who have previously used the technology in their clinical practice, that Theralink® provided value-added information beyond what is currently available in the marketplace today to allow these KOLs to make more rational prescribing decisions regarding the likely benefit of various chemotherapy treatment options for patients versus the risk of side effects. Moving forward, we are now refining our commercial strategy, including the sequence in which Theralink® assays will be launched, to serve the customer base we intend to target as we prepare to re-launch Theralink® into the market. In parallel we are evaluating how best to serve out existing Pharma Services customers that have helped us validate our technology.

Avant is currently facing the following short-term challenges:

i) Make the company’s financial filings current with the SEC

ii) Manage all its current and past investor expectations

iii) Raise capital to build the balance sheet and reduce current debt

iv) Implement a pragmatic commercial strategy that will bring commercial momentum and revenue, immediately leveraging Avant’s commercial ready Theralink® oncology proprietary assets.

Over the last three months, with the help of bridge financing from our Board of Directors and related investors, we have been able to focus on making progress in getting the company current in its SEC filings, build a commercial strategy around the Theralink® oncology platform, engage a commercial ready team, and communicate with certain creditors who have given us the latitude to begin to move the Company’s business plan forward.

In summary, while Avant has faced and will continue to face challenges as we transition into the commercial phase of the Company’s life cycle, I am confident that we will overcome these challenges, and that we will attract the resources needed to execute on our strategy and start to execute against our exciting vision. I would like to thank each of you for your resolve and commitment to Avant, and I look forward to communicating with you in the future as we begin to make progress on our objectives.

Sincerely,

Philippe Goix

President & CEO

About Avant Diagnostics, Inc.

Avant is a healthcare information solutions company that specializes in biomarker tests that are being developed in the areas of oncology and neurology. Avant provides personalized medicine diagnostic testing capabilities through its TheraLink® diagnostic assays, initially for breast cancer, to assist clinical oncologists in identifying likely responders for over 30 FDA-approved drug treatment regimens. Avant is the leading developer of phospho-proteomic technologies for measuring the activation status of key signaling pathways, with applications across several different cancer types, including breast, ovarian, colorectal and pancreatic, that are instrumental in the development of companion diagnostics for molecular-targeted therapies.

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Avant is also developing OvaDx® for use in monitoring women diagnosed previously with ovarian cancer. OvaDx® is a sophisticated proteomic microarray-based test that measures the activation of the immune system markers in blood samples in response to ovarian tumor cell development.

Avant’s neurology division was recently acquired from Amarantus Bioscience Holdings, Inc. (OTC: AMBS) and owns certain rights to next-generation DNA sequencing (NGS) assay for the identification of patients with autoimmune disorders, and has an exclusive license to The LymPro Test™ for Alzheimer’s disease, which was developed by Prof. Thomas Arendt, Ph.D., from the University of Leipzig. The Company also owns intellectual property for the proteomic-based diagnosis of Parkinson’s disease (NuroPro), and other cell-cycle-related disorders.

For further information please visit www.Avantdiagnostics.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on Avant’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties with respect to lengthy and expensive clinical trials, that results of earlier studies and trials may not be predictive of future trial results; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. Avant does not undertake an obligation to update or revise any forward-looking statement except as required by law. Investors should read the risk factors set forth in Avant’s Form 10-K filed with the Securities and Exchange Commission on January 13, 2016, and other periodic reports filed with the Securities and Exchange Commission.

Investor and Media Contact:

Ascendant Partners, LLC

Richard Galterio

732-410-9810

rich@ascendantpartnersllc.com

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